EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2025, relating to the consolidated financial statements of Monopar Therapeutics Inc., as of and for the year ended December 31, 2024, which appears in the Annual Report on Form 10-K of Monopar Therapeutics Inc., for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California

August 29, 2025